                                                                     EXHIBIT 2.4
                                                                     -----------

                                                                       Exhibit A

                            ARTICLES OF COMBINATION
                                      AND
                             BANK MERGER AGREEMENT


          These Articles of Combination and Bank Merger Agreement ("Bank Merger Agreement") are made and entered into this __ day of ___, 1998 between St. Paul Federal Bank For Savings, a federal savings bank ("St. Paul Bank"), and Beverly National Bank, a National banking association ("Beverly Bank").

                                   WITNESSETH

          WHEREAS, St. Paul Bancorp, Inc., a Delaware corporation ("St. Paul"), and Beverly Bancorporation, Inc. a Delaware corporation ("Beverly Corp."), have entered into an Agreement and Plan of Merger, dated as of March 15, 1998 (the "Agreement");

          WHEREAS, pursuant to the Agreement, St. Paul will acquire Beverly Corp., and immediately cause the merger of Beverly Bank with and into St. Paul Bank, with St. Paul Bank emerging as the surviving bank;

          WHEREAS, St. Paul Bank has ____ shares of common stock outstanding, $__ par value per share, and Beverly Bank has ______ shares of common stock outstanding, $__ par value per share; and

          WHEREAS, all of the issued and outstanding shares of common stock of St. Paul Bank, and all of the issued and outstanding shares of common stock of Beverly Bank, have been voted in favor of the merger of Beverly Bank with and into St. Paul Bank.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "BANK MERGER" shall refer to the merger of Beverly Bank with and into St. Paul Bank as provided in Section 2.1 of this Bank Merger Agreement.

     1.2 "EFFECTIVE TIME" shall mean the date and time at which the merger contemplated by this Bank Merger Agreement becomes effective as provided in
Section 2.2 hereof.

     1.3 "MERGING BANKS" shall collectively refer to Beverly Bank and St. Paul Bank.

     1.4  "OTS" shall mean the Office of Thrift Supervision.

     1.5 "SURVIVING BANK" shall refer to St. Paul Bank as the surviving bank in the Bank Merger. The location of the home office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.
                                        -------

                                   ARTICLE 2
                            TERMS OF THE BANK MERGER

     2.1  THE BANK MERGER

          (a) Subject to the terms and conditions set forth in the Agreement at the Effective Time, Beverly Bank shall be merged with and into St. Paul Bank pursuant to 12 U.S.C. (S)(S) 214a, 214c, 215c, 1467a(s), 1815(d)(3) and 1828(c),
12 C.F.R. (S)5.33(g) and Section 552.13 of the rules and regulations of the OTS. St. Paul Bank shall be the Surviving Bank in the Merger and shall continue to be regulated by the OTS.

          (b) As a result of the Bank Merger, (i) each share of common stock, par value $__ per share, of Beverly Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $__ per share, of St. Paul Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

          (c) Upon the Effective Time, all assets and property of the Merging Banks shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were the property of the Merging Banks, and the Surviving Bank shall be a continuation of the entity that absorbed the Merging Banks. All rights and obligations of the Merging Banks shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.

     2.2  EFFECTIVE TIME

          The Bank Merger shall become effective as of the date specified in the endorsement of this Bank Merger Agreement, as the Articles of Combination, by the Secretary of the OTS. The Bank Merger shall not be effective until after the Merger (as defined in the Agreement), and unless and until approved by the OTS and all other "Regulatory Authorities" as contemplated by the Agreement, including the "Commissioner."

     2.3  NAME OF THE SURVIVING BANK

          The name of the Surviving Bank shall be "St. Paul Federal Bank For Savings."

     2.4  CHARTER

          On and after the Effective Time, the charter of St. Paul Bank shall be the charter of the Surviving Bank, unless and until amended in accordance with applicable law.

     2.5  BY-LAWS

          On and after the Effective Time, the by-laws of St. Paul Bank shall be the by-laws of the Surviving Bank.

     2.6  DIRECTORS AND OFFICERS

          On and after the Effective Time, until changed in accordance with the charter and by-laws of the Surviving Bank the directors and officers of the Surviving Bank shall be the directors of St. Paul Bank immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the charter and by-laws of the Surviving Bank. The number, names and residence addresses, and terms of directors of the Surviving Bank are as set forth at Annex 2 hereto.
                         -------

     2.7  SAVINGS ACCOUNTS

          The savings accounts of the Surviving Bank issued after the Effective Time shall be issued on the same basis as savings accounts had been issued by St. Paul Bank prior to the Bank Merger.

                                   ARTICLE 3
                                 MISCELLANEOUS

     3.1  AMENDMENTS

          To the extent permitted by law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of both boards of directors of the parties hereto.

     3.2  SUCCESSORS

          This Bank Merger Agreement shall be binding on the successors of St. Paul Bank and Beverly Bank.

     3.3  COUNTERPARTS

          This Bank Merger Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          In accordance with the procedures set forth in the rules and regulations of the OTS and other applicable law, St. Paul Bank and Beverly Bank have caused this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.


                                           ST. PAUL BANK
ATTEST:


By:                                        By:
   -------------------------------            ----------------------------------
Name:    Clifford M. Sladnick              Name:    Joseph C. Scully
Title:   Senior Vice President,            Title:   Chairman and
         General Counsel and                        Chief Executive Officer
         Corporate Secretary


The Board of Directors of St. Paul Bank:


----------------------------------         -------------------------------------
Joseph C. Scully                           Patrick J. Agnew


----------------------------------         -------------------------------------
William A. Anderson                        John W. Croghan


----------------------------------         -------------------------------------
Alan J. Fredian                            Paul C. Gearen


----------------------------------         -------------------------------------
Kenneth J. James                           Jean C. Murray, O.P.


----------------------------------
John J. Viera

                                           BEVERLY BANK
ATTEST:


By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
Title:                                     Title:



The Board of Directors of Beverly Bank:



----------------------------------         -------------------------------------



----------------------------------         -------------------------------------



----------------------------------         -------------------------------------

                                    ANNEX 1

                 Offices of St. Paul Bank after the Bank Merger
                 ----------------------------------------------

          At the Effective Time of the Bank Merger, St. Paul Bank will have the following offices:

Location of Home Office:
-----------------------

      6700 W. North Ave.
      Chicago, Illinois 60707-3937

Location of Other Offices
-------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    ANNEX 2

                Directors of St. Paul Bank after the Bank Merger
                ------------------------------------------------

          At the Effective Time of the Bank Merger, St. Paul Bank will have __ directors, the names, residence addresses and terms of whom are as follows:

NAME AND ADDRESS                                                    Term Expires
----------------                                                    ------------

          The foregoing Articles of Combination have been filed with the Corporate Secretary of the Office of Thrift Supervision, and endorsed pursuant to Section 552.13(j) of the Rules and Regulations for Federal Associations (12 C.F.R. (S) 552.13(j)), to be effective at ___ p.m. on ___, 1998.


                                           OFFICE OF THRIFT SUPERVISION
                                           DEPARTMENT OF THE TREASURY



                                           By:
                                              ----------------------------------